Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 22, 2010, relating to the consolidated financial statements of Weikang Bio-Technology Group Company, Inc. and subsidiaries for the years ended December 31, 2009 and 2008, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Goldman Kurland and Mohidin, LLP
Encino, California
February 14, 2011